UNITED STATES
  SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
 _____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2015

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2	FINANCIAL INFORMATION
ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

The Company incurred restructuring charges related to personnel expenses on December 31, 2015. The estimated aggregate pre-tax charges of approximately $680,000 will increase the Company's operating expenses and negatively affect net earnings for the first quarter of fiscal 2016. The Company expects the associated cash expenditures will be incurred by the end of the second quarter of fiscal 2016.

SECTION 8	OTHER EVENTS
ITEM 8.01	OTHER EVENTS

The Company also expects that net earnings in the second quarter of fiscal 2016 will be adversely affected by anticipated pre-tax charges of approximately $600,000 related to increased research and development expenditures associated with the incremental consulting, contract services and personnel costs of new product development.
Effective December 31, 2015, Mr. Charles H. Stonecipher, an independent director and Chairman of the Company's Board of Directors since 2007, resigned from his position as Chairman of the Board of Directors. Mr. Stonecipher will continue as an independent director of the Company. Effective the same date, the Board of Directors appointed Mr. Richard Lawrence, an independent director of the Company since 2007, as Chairman of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ Jeffrey T. Siegal
Jeffrey T. Siegal
Senior Vice President and Chief Financial Officer

Dated: January 7, 2016